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                                                                                                  Exhibit 99(a)

                                       TXU GAS COMPANY AND SUBSIDIARIES
                                 CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                 (Unaudited)


                                                                                   Twelve Months Ended
                                                                                       March 31, 2003
                                                                                  --------------------
                                                                                  (millions of dollars)

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Operating revenues.....................................................                    $  1,258
                                                                                           --------
Operating expenses:
    Gas purchased for resale...........................................                         758
    Operation and maintenance..........................................                         262
    Depreciation and other amortization................................                          71
    Taxes other than income............................................                          79
                                                                                           --------
        Total operating expenses.......................................                       1,170
                                                                                           --------

Operating income ......................................................                          88

Other income...........................................................                          11

Other deductions.......................................................                          34

Interest income........................................................                           1

Interest expense and other charges.....................................                          56
                                                                                           --------
Income before income taxes.............................................                          10

Income tax expense.....................................................                           3
                                                                                           --------
Net income.............................................................                           7

Preferred stock dividends..............................................                           4
                                                                                           --------
Net income applicable to common stock..................................                    $      3
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